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Exhibit 5

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522

July 20, 2004

Bucyrus International, Inc.
P.O. Box 500
1100 Milwaukee Avenue
South Milwaukee, WI 53172

      Re:
      Bucyrus International, Inc.
      Registration Statement on Form S-1
      (File No. 333-114326)

Ladies and Gentlemen:

        We have acted as special counsel to Bucyrus International, Inc., a Delaware corporation (the "Company"), in connection with (a) the initial public offering (the "Initial Public Offering") by the Company of 7,941,177 shares (the "Primary Shares") of the Company's Class A Common Stock, par value $.01 per share (the "Class A Common Stock") and (b) up to 1,191,176 shares of the Class A Common Stock issuable upon the automatic conversion upon sale of shares of the Company's Class B Common Stock, par value $.01 per share (the "Class B Common Stock", and together with the Class A Common Stock, the "Common Stock") to be sold by AIP/BI LLC (the "Selling Stockholder") subject to an over-allotment option (the "Secondary Shares").

        This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

        In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement of the Company on Form S-1 (File No. 333-114326) as filed with the Securities and Exchange Commission (the "Commission") on April 8, 2004 under the Securities Act, and Amendment No. 1 thereto filed May 17, 2004, Amendment No. 2, filed June 10, 2004, Amendment No. 3, filed July 6, 2004, Amendment No. 4, filed July 16, 2004 and Amendment No. 5, filed the date hereof (such registration statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the form of Underwriting Agreement (the "Underwriting Agreement") proposed to be entered into by and among the Company, the Selling Stockholder and Goldman, Sachs & Co., Lehman Brothers Inc. and Legg Mason Wood Walker, Incorporated, as representatives of the several underwriters named therein (the "Underwriters") filed as an exhibit to the Registration Statement; (iii) a specimen certificate evidencing the Class A Common Stock; (iv) a specimen certificate evidencing the Class B Common Stock; (v) the Restated Certificate of Incorporation of the Company, as certified by the Secretary of State of the State of Delaware; (vi) the Bylaws of the Company, as certified by the Secretary of the Company; (vii) a form of the Amended and Restated Certificate of Incorporation of the Company to be filed with the Secretary of State of the State of Delaware following the effectiveness of the Registration Statement, filed as an exhibit to the Registration Statement (the "New Charter"); (viii) a form of the Amended and Restated Bylaws of the Company to become effective following the effectiveness of the Registration Statement, filed as an exhibit to the Registration Statement (the "New Bylaws"); (ix) resolutions of the Board of Directors of the Company, adopted March 19, 2004, April 6, 2004, June 9, 2004 and June 30, 2004, relating to the issuance and sale of the Primary Shares, the Secondary Shares and related matters, (x) resolutions of the Board of Directors of the Company, adopted by unanimous written consent, dated June 30, 2004, approving adoption of the New Charter and New Bylaws and related matters; and (xi) resolutions of the majority stockholder of the Company, by written consent dated June 30, 2004, approving the adoption of the New Charter and New Bylaws. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

        In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. In rendering the opinions set forth below, we have assumed that the Company has received the entire amount of the consideration contemplated by the resolutions of the Board of Directors of the Company authorizing the issuance of the Class B Common Stock in connection with a reorganization of the Company. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others and of public officials.

        Members of our firm are admitted to the bar in the State of New York, and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinions as to the effect of any other laws on the opinion stated herein.

        Based upon and subject to the foregoing, we are of the opinion that when (i) the Registration Statement becomes effective under the Act; (ii) the Underwriting Agreement has been duly executed and delivered; (iii) certificates representing the Primary Shares and the Secondary Shares in the forms of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and have been delivered to and paid for by the Underwriters at a price per share not less than the per share par value of the Class A Common Stock as contemplated by the Underwriting Agreement and (iv) with respect to the Secondary Shares only, upon the conversion of such shares into shares of Class A Common Stock upon sale to the Underwriters in accordance with the provisions of the New Charter, the issuance and sale of the Primary Shares and the issuance of the Secondary Shares will have been duly authorized, and the Primary Shares and Secondary Shares will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the heading "Validity of Class A Common Stock" in the prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
/s/ Skadden, Arps, Slate, Meagher & Flom LLP

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  Exhibit 5
Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036-6522